UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2020

LEGACY ACQUISITION, CORP.

(Exact name of registrant as specified in its charter)

delaware	001-38296	81-3674868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1308 Race Street Suite 200
Cincinnati, Ohio 45202
(Address of principal executive offices, including zip code)

(505) 820-0412
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one Warrant to purchase one-half of one share of Class A common stock	LGC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	LGC	New York Stock Exchange
Warrants, exercisable for one-half of one share of Class A common stock for $5.75 per half share, or $11.50 per whole share	LGC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2020, Legacy Acquisition Corp., a Delaware corporation (“Legacy” or the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the stockholders of the Company approved and adopted an amendment (the “Charter Amendment”) to the corrected amended and restated certificate of incorporation of the Company, as amended by that amendment to the amended and restated certificate of incorporation, dated October 22, 2019, as further amended by that second amendment to the amended and restated certificate of incorporation, dated May 18, 2020, to allow any action required or permitted to be taken by the holders of our Class F common stock and Class A common stock, voting together as a single class, to be taken by written consent in lieu of a meeting of stockholders in addition to the holders of our Class F common stock, voting as a separate class (which may already take action by written consent in lieu of a meeting of stockholders). A copy of the Charter Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, a total of 12,314,640 (90.40%) of the Company’s issued and outstanding shares of Class A common stock and Class F common stock held of record as of August 13, 2020, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. Legacy’s stockholders voted on the following proposals at the Special Meeting, each of which were approved. The results of voting on the proposals submitted to a vote of the Company’s stockholders at the Special Meeting were as follows:

1.	To approve an amendment to the Company’s corrected amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware on November 20, 2017, as amended by that amendment to the amended and restated certificate of incorporation of Legacy Acquisition Corp., dated October 22, 2019, as further amended by that second amendment to the amended and restated certificate of incorporation, dated May 18, 2020, to allow any action required or permitted to be taken by the holders of our Class F common stock and Class A common stock, voting together as a single class, to be taken by written consent in lieu of a meeting of stockholders in addition to the holders of our Class F common stock, voting as a separate class (which may already take action by written consent in lieu of a meeting of stockholders).

Votes For	Votes Against	Abstentions
9,827,213	2,486,708	719

2.	To approve the adjournment of the Special Meeting to a later date or dates, if necessary.

Votes For	Votes Against	Abstentions
9,827,913	2,486,717	10

Item 7.01	Regulation FD Disclosure.

Furnished as Exhibit 99.1 hereto is a press release, dated September 4, 2020 (the “Press Release”), issued by the Company announcing that the stockholders of the Company approved the Charter Amendment.

The information in this Item 7.01 incorporated by reference hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the anticipated taking of stockholder action via written consent in lieu of a meeting of stockholders.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Articles of Amendment to Amended and Restated Certificate of Incorporation.
99.1	Press Release of Legacy Acquisition Corp. dated September 4, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY ACQUISITION CORP.

Dated: September 4, 2020	By:	/s/ William C. Finn
	Name:	William C. Finn
	Title:	Chief Financial Officer

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